ASSET PURCHASE AGREEMENT

                                      among

                       Gentle Dental Service Corporation,
                            a Washington Corporation,

                 California Dental Practice Management Company,
                        a California General Partnership,

                            Arthur G. Kaiser, D.D.S,
                                Robert J. Newman

                                       and

                               Mark Thomas, D.D.S.



                            Dated September 21, 1997





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                                TABLE OF CONTENTS
                                                                         Page
                                    ARTICLE I

                           Purchase and Sale of Assets

     1.01   Purchase and Sale.................................................2
     1.02   Excluded Assets...................................................3
     1.03   Assumption of Liabilities.........................................3
     1.04   Purchase Price....................................................4
     1.05   Purchase Price Adjustment and Issuance of Shares..................5
     1.06   Instruments of Conveyance and Transfer............................6
     1.07   Further Assurances................................................6
     1.08   Closing...........................................................7
     1.09   Sales Tax.........................................................7
     1.10   Allocation of Purchase Price......................................7

                                   ARTICLE II

                     Representations and Warranties of GDSC

     2.01   Authorization.....................................................7
     2.02   Capitalization....................................................7
     2.03   Compliance........................................................8
     2.04   Consents..........................................................8
     2.05   Accuracy of Representations & Warranties..........................8
     2.06   Employment Matters................................................8
     2.07   Financial Statements..............................................9
     2.08   Absence of Certain Changes or Events..............................9
     2.09   Title and Condition of Tangible Assets...........................10
     2.10   Insurance........................................................10
     2.11   Taxes............................................................11
     2.12   Certain Interests................................................11
     2.13   No Restrictions..................................................11
     2.14   Permits and Licenses.............................................11
     2.15   Environmental Conditions.........................................12
     2.16   Records..........................................................12
     2.17   Reliance.........................................................12

                                   ARTICLE III

               Individual Representations and Warranties of Thomas

     3.01   Investment Representations.......................................12
     3.02   Access to Information............................................13
     3.03   Sophistication...................................................13

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                                                                           Page

     3.04   Accredited Investor..............................................13

                                   ARTICLE IV

         Representations and Warranties of the Sellers and the Partners

     4.01   Authority of Partners............................................13
     4.02   Organization and Authority of DPM................................14
     4.03   Authority of Thomas..............................................14
     4.04   No Adverse Consequences..........................................14
     4.05   Brokers and Finders..............................................14
     4.06   Litigation.......................................................14
     4.07   Compliance with Laws.............................................15
     4.08   Employment Matters...............................................15
     4.09   Financial Statements.............................................16
     4.10   Receivables......................................................17
     4.11   Prepaid Expenses and Other.......................................17
     4.12   Personal Property................................................17
     4.13   Payables.........................................................17
     4.14   Indebtedness.....................................................17
     4.15   Other Liabilities................................................17
     4.16   Absence of Certain Changes or Events.............................17
     4.17   Leases...........................................................17
     4.18   Certain Contracts and Arrangements...............................18
     4.19   Status of Contracts and Leases...................................18
     4.20   Title and Condition of Tangible Assets...........................19
     4.21   Insurance........................................................20
     4.22   Taxes............................................................20
     4.23   No Restrictions..................................................20
     4.24   Permits and Licenses.............................................20
     4.25   Certain Payments.................................................20
     4.26   Environmental Conditions.........................................21
     4.27   Consents and Approvals...........................................21
     4.28   Records..........................................................21
     4.29   Reliance.........................................................21
     4.30   Accuracy of Representations and Warranties.......................21


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                                                                           Page

                                    ARTICLE V

                      Covenants of Sellers and the Partners

     5.01   Access to Properties, Books and Records..........................21
     5.02   Negative Covenants...............................................22
     5.03   Affirmative Covenants............................................23
     5.04   No Negotiations With Others......................................24
     5.05   401(k) Plan......................................................24
     5.06   Formation of Professional Corporations...........................24
     5.07   Employees........................................................24
     5.08   Restrictions on Sale of Shares of GDSC Common Stock..............25

                                   ARTICLE VI

                                Covenants of GDSC

     6.01   Registration Rights..............................................26

                                   ARTICLE VII

                                 Joint Covenants

     7.01   Governmental Consents............................................29
     7.02   Best Efforts; No Inconsistent Action.............................29

                                  ARTICLE VIII

                        Conditions to Obligations of GDSC

     8.01   Governmental Approvals...........................................29
     8.02   Consents.........................................................30
     8.03   Representations, Warranties and Covenants........................30
     8.04   Adverse Proceedings..............................................30
     8.05   No Adverse Change................................................30
     8.06   Support Services Agreement.......................................30
     8.07   Option Agreement.................................................30
     8.08   Employment Agreements............................................30
     8.09   Closing of the Transactions......................................31
     8.10   Fairness Opinion.................................................31
     8.11   Professional Corporation.........................................31
     8.12   Lease............................................................31
     8.13   Actions Satisfactory to GDSC's Counsel...........................31

                                       iii

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                                                                           Page

                                   ARTICLE IX

                      Conditions to Obligations of Sellers

     9.01   Representations, Warranties and Covenants........................31
     9.02   Adverse Proceedings..............................................32
     9.03   Actions Satisfactory to Seller's Counsel.........................32

                                    ARTICLE X

                                   Termination

     10.01  Right of Parties to Terminate....................................32
     10.02  Effect of Termination............................................32

                                   ARTICLE XI

                            Survival; Indemnification

     11.01  Survival.........................................................33
     11.02  Indemnification by Sellers and Partners..........................33
     11.03  Indemnification by GDSC..........................................34
     11.04  Indemnification Procedure........................................34
     11.05  Limitation on Indemnification Obligations........................36
     11.06  Rights Not Exclusive.............................................36

                                   ARTICLE XII

                         Confidentiality; Press Releases

     12.01  Confidentiality..................................................36
     12.02  Press Releases...................................................37

                                  ARTICLE XIII

                                Other Provisions

     13.01  Benefit and Assignment...........................................37
     13.02  Entire Agreement.................................................37
     13.03  Fees and Expenses................................................37
     13.04  Amendment, Waiver, etc...........................................38
     13.05  Headings.........................................................38
     13.06  Governing Law....................................................38
     13.07  Notices..........................................................38

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                                                                           Page

     13.08  Breach; Equitable Relief.........................................38
     13.09  Attorneys' Fees..................................................39
     13.10  Counterparts.....................................................39


                                        v

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                             INDEX OF DEFINED TERMS

Term                                                    Location of Definition

1933 Act............................................    3.01
401(k) Plan.........................................    5.05
Assets..............................................    1.01
Assumed Liabilities.................................    1.04-4
Closing.............................................    1.08
Closing Date........................................    1.08
Code................................................    4.08-2
Contracts...........................................    1.01-6
Current Balance Sheet...............................    4.09-1
Damages.............................................    11.02-1
DPM.................................................    Introduction
Dental Practice.....................................    Introduction
Earnout Payment.....................................    1.04-5
EBITDA..............................................    1.04-5
ERISA...............................................    2.06-2
ERISA Plans.........................................    4.08-2
Environmental Law...................................    2.15-2
Exchange Act........................................    6.01-6
Financial Statements................................    4.09-1
GDSC................................................    Introduction
GDSC Common Stock...................................    1.04-3
GDSC Current Balance Sheet..........................    2.07
GDSC ERISA Plants...................................    2.06-2
GDSC Financial Statements...........................    2.07
GDSC Material Adverse Effect .......................    Article II Introduction
GDSC Material Adverse Change .......................    Article II Introduction
GDSC Permits........................................    2.14
GDSC Policies.......................................    2.10
GDSC Returns........................................    2.11-1
GDSC's Indemnified Persons..........................    11.02-1
Hazardous Substance.................................    2.15-2
Indemnified Party...................................    6.01-6(c)
Indemnifying Party..................................    6.01-6(c)
Leases..............................................    1.01-5
Material Adverse Change.............................    Article IV Introduction
Material Adverse Effect.............................    Article IV Introduction
Net Current Assets..................................    1.05-6
Partners............................................    Introduction
Permits.............................................    4.24
Policies............................................    4.21
Professional Contracts..............................    1.01-6
Professional Corporation............................    Introduction
Purchase Price......................................    1.04
Purchase Price Adjustment...........................    1.05-1

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Real Property.......................................    4.17
Registrable Securities..............................    6.01-1
Related Documents...................................    11.01
Requesting Shareholders.............................    6.01-2(b)
Returns.............................................    4.22-1
Sellers.............................................    Introduction
Sellers' Indemnified Persons........................    11.03-1
Shares..............................................    3.01
Stock Price.........................................    1.04-3
Tangible Personal Property..........................    4.12
Taxes...............................................    2.11-3
Third Party Claims..................................    11.04-1(a)
Thomas..............................................    Introduction
Thomas Professional Corporation.....................    Introduction
Transactions........................................    8.10

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
                                LIST OF EXHIBITS

Exhibit                  Item                                   First Reference

     A          Assumption Agreement                                  1.04-4
     B          Assignment and Bill of Sale to GDSC                   1.06
     C-1        Assignment to Thomas Professional Corporation         1.06
     C-2        Assignment to Professional Corporation                1.06
     D          Support Services Agreement                            8.06
     E          Assignable Option Agreement                           8.07
     F          Employment Agreement                                  8.08
     G          Addendum to Employment
                  Agreement                                           8.08
     H          Articles and Bylaws of Professional
                Corporation                                           5.06



                                LIST OF SCHEDULES


Schedule                                             Content

1.02-2                                          Excluded Assets
1.10                                            Purchase Price Allocation
2.04                                            Consents
4.06                                            Litigation
4.08-2                                          Employee Benefits
4.08-3                                          Employment Manuals and Policies
4.08-4                                          Compensation
4.09                                            Financial Statements
4.10                                            Receivables
4.11                                            Prepaid Expenses and Other
4.12                                            Tangible Personal Property
4.13                                            Payables
4.14                                            Indebtedness
4.15                                            Other Liabilities
4.17                                            Leases
4.18                                            Contracts
4.21                                            Insurance
4.27                                            Consents and Approvals

                            ASSET PURCHASE AGREEMENT


DATED:            September 21, 1997


BETWEEN:          GENTLE DENTAL SERVICE CORPORATION,
                    a Washington corporation
                  900 Washington Street, Suite 1100
                  Vancouver, WA 98660
                  Telecopy No.:  (360) 750-8667                           "GDSC"


AND:              CALIFORNIA DENTAL PRACTICE MANAGEMENT COMPANY
                    a California general partnership
                  3990 Ming Avenue
                  Bakersfield, CA 93309
                  Telecopy No.: ________________                           "DPM"


AND:              Arthur G. Kaiser, D.D.S.
                  Robert J. Newman
                  3990 Ming Avenue
                  Bakersfield, CA 93309
                  Telecopy No.: ________________                      "Partners"


AND:              Mark Thomas, D.D.S.
                  Crosstown Family Dentistry
                  2415 "G" Street
                  Bakersfield, CA 93301
                  Telecopy No.: ________________                        "Thomas"


     Partners are the owners of all of the partnership interests of DPM. DPM provides management support and other services to dental practices, including dental practices conducted by Thomas under the names Crosstown Family Dentistry and Wasco Family Dentistry (the "Dental Practice") at 2415 "G" Street, Bakersfield, California, 93301 and 1414 7th Street, Wasco, California 93280 (the "Practice Locations"). DPM and Thomas desire to sell, and GDSC desires to purchase, substantially all of the assets of the Dental Practice (the "Assets") on the terms and conditions set forth in this Agreement. After the completion of the purchase, dental services will be provided to the patients of the Dental Practice at the Bakersfield Practice Location by Thomas Dental Corporation, d.b.a. Crosstown Family Dentistry, a Dental Office of Dr. Mark Thomas (the "Thomas Professional Corporation"), and Thomas will become an employee of the Thomas Professional Corporation; and dental services will be provided to patients of the Dental Practice at the Wasco Practice Location by a new professional corporation (the "Professional Corporation") to be formed as set forth in this Agreement. DPM and Thomas are collectively referred to as the "Sellers."

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     In consideration of the mutual promises and covenants contained in this
Agreement, the parties agree as follows:


                                    ARTICLE I

                           Purchase and Sale of Assets

     1.01 Purchase and Sale. Subject to all the terms and conditions of this Agreement and for the consideration herein stated, on the "Closing Date," as that term is defined in Section 1.08, Sellers agree to sell, convey, assign, transfer and deliver to GDSC (or with respect to certain assets as specified in Section 1.06, to the Professional Corporation or the Thomas Professional Corporation), and GDSC agrees to purchase and accept from Sellers, all of the assets, properties and rights of Sellers (other than the assets specified in Section 1.02), tangible and intangible, wherever located, that are used or useful to maintain and operate the Dental Practice, which assets (the "Assets") shall include without limitation:

          1.01-1 All patient lists, charts, files and patient records, and all other operating data and records relating to the Dental Practice, including without limitation financial, accounting and credit records, correspondence, budgets, engineering and facility records and other similar documents and records;

          1.01-2 All other items of tangible personal property of the Sellers used in connection with or associated with the Dental Practice, including furniture, fixtures, equipment, supplies, inventory and spare and replacement items therefor, including without limitation all such items listed on Schedule
4.12 and all such items acquired by the Sellers after the date hereof and on or before the Closing Date, other than to the extent such items are disposed of by the Sellers prior to the Closing Date without breach of this Agreement;

          1.01-3 All accounts receivable and other receivables associated with the Dental Practice, including without limitation all receivables listed on
Schedule 4.10 and all receivables acquired after August 31, 1997 and on or before the Closing Date, other than to the extent such receivables have been collected by the Sellers prior to the Closing Date;

          1.01-4 All prepaid and deferred items relating to the Dental Practice, including prepaid rent, insurance, taxes and unbilled charges and deposits, including without limitation all such items listed on Schedule 4.11;

          1.01-5 All leases of real or personal property used or useful in the Dental Practice, including without limitation all leases listed on Schedule 4.17 and all leases entered into after the date hereof and on or before the Closing Date and expressly assumed by GDSC in writing on the Closing Date as provided in
Section 1.04-4(d), other than to the extent such leases have terminated, expired or been disposed of by the Sellers prior to the Closing Date without breach of this Agreement (collectively, the "Leases");


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          1.01-6 All rights, benefits and interests of the Sellers under the contracts and agreements for provision of dentistry services including without limitation contracts with third payors, dentists or other professionals (the "Professional Contracts") and the other contracts, agreements, commitments, understandings, purchase orders, documents and instruments listed on Schedule
4.18 hereto and under any contracts, agreements, commitments, understandings, purchase orders, documents or instruments entered into between the date hereof and the Closing Date and expressly assumed by GDSC in writing on the Closing Date as provided in Section 1.04-4(d), other than to the extent such items have terminated, expired or been disposed of by the Sellers prior to the Closing Date without breach of this Agreement (collectively, the "Contracts");

          1.01-7 All assignable rights to all telephone lines and numbers used in the conduct of the Dental Practice; and

          1.01-8 All right, title and interest in and to all trade names used in conjunction with the Dental Practice.

     1.02 Excluded Assets. The Assets shall not include the following:

          1.02-1 Any lease not listed on Schedule 4.17 and any contract, agreement, commitment, understanding, purchase order, document or instrument not listed on Schedule 4.18, unless pursuant to Section 1.04-4(d) GDSC expressly agrees in writing on the Closing Date to assume the obligations under such lease, contract, agreement, commitment, understanding, purchase order, document or instrument, in which case the Sellers shall assign their rights and benefits thereunder to GDSC and the same shall be treated as a "Lease" or "Contract" for purposes of this Agreement; and

          1.02-2 The assets identified on Schedule 1.02-2.

     1.03 Assumption of Liabilities. Except for the liabilities and obligations to be assumed by GDSC pursuant to Section 1.04-4, GDSC will not assume and will not be liable for any liabilities of the Sellers, known or unknown, contingent or absolute, accrued or other, and the Assets shall be free of all liabilities, obligations, liens and encumbrances. Without limiting the generality of the foregoing and except as otherwise provided above, GDSC will not be responsible for any of the following:

          1.03-1 Liabilities, obligations or debts of the Sellers, whether fixed, contingent or mixed and whether based on events occurring before or after the Closing Date, including without limitation those based on tort, contract, statutory or other claims or involving fines or penalties payable to any governmental authority;

          1.03-2 Liabilities, obligations or debts of the Sellers for any federal, state or local tax, including without limitation federal income taxes, state income and excise taxes, state and local real and personal property taxes and federal, state and local withholding and payroll taxes;

          1.03-3 Liabilities or obligations of the Sellers to employees for salaries, bonuses or health and welfare benefits or with respect to any profit sharing, stock bonus, pension, retirement,

                                        3
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stock purchase, option, bonus or deferred compensation plan or for any other benefits or compensation (including without limitation accrued vacation or sick leave); and

          1.03-4 Liabilities or obligations of the Sellers for employee severance payments or arrangements resulting from termination of the Sellers' employees.

     1.04 Purchase Price. The total purchase price for the Assets (the "Purchase Price") shall be the following:

          1.04-1 $1,398,980.00, payable by check to DPM on the Closing Date.

          1.04-2 $810,000.00, payable by check to Thomas on the Closing Date.

          1.04-3 A number of shares of common stock of GDSC ("GDSC Common Stock") determined by dividing $270,000.00 by a number (the "Stock Price") equal to the average of the closing prices of GDSC Common Stock reported by NASDAQ for the thirty trading days prior to the date of this Agreement, subject to adjustment as set forth in Section 1.05, to be issued to Thomas in accordance with that Section.

          1.04-4 The assumption by GDSC on the Closing Date, pursuant to the terms of an Assumption Agreement in substantially the form attached hereto as Exhibit A, of the following liabilities of the Sellers (the "Assumed Liabilities"):

               1.04-4(a) the accounts payable and accrued liabilities associated with the Dental Practice identified on Schedule 4.13 in the amounts associated with each at the Closing Date;

               1.04-4(b) all liabilities of the Sellers of a type identified on
Schedule 4.13 and incurred in the ordinary course of business after August 31, 1997 and on or before the Closing Date (to the extent such liabilities are not paid or discharged prior to the Closing Date), but specifically excluding any liabilities for brokers' and attorneys' fees and other expenses of this transaction and accrued liabilities for taxes based on the income or revenues of the Dental Practice;

               1.04-4(c) all obligations of the Sellers under any of the Leases or Contracts listed on Schedule 4.17 or Schedule 4.18 hereto; and

               1.04-4(d) all obligations of the Sellers under any lease, contract, agreement, commitment, understanding, purchase order, document or instrument entered into by the Sellers between the date of this Agreement and the Closing Date that GDSC, in its sole discretion, elects on the Closing Date to assume.

          1.04-5 An additional payment to be made to Thomas (the "Earnout Payment") to be made as provided in this Section 1.04-5. The average annual EBITDA (as defined below) for the 24-month period beginning on the day after the Closing Date shall be multiplied by .438 to determine the Earnout Payment. The "EBITDA" shall mean the combined net income of (a) the Professional Corporation,
(b) the Thomas Professional Corporation and (c) GDSC from the provision of services to the Professional Corporation and the Thomas Professional Corporation, before any reduction for

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interest, income taxes, depreciation or amortization, and excluding any allocation of GDSC corporate or regional overhead expense, as reflected on a combined income statement for the Practice Locations prepared in conformity with generally accepted accounting principles applied in a manner consistent with the application of such principles to the preparation of GDSC's audited financial statements. In the event that GDSC exercises its rights under Sections 1.4 or
1.5 of the Assignable Option Agreement described in Section 8.07 of this Agreement, the "EBITDA" shall mean the net income of the Successor Shareholder (as defined in the Assignable Option Agreement) from the Dental Practice, before any reduction for interest, income taxes, depreciation or amortization and excluding any allocation of corporate or regional overhead expense, as reflected on income statement for the Practice Locations prepared in conformity with generally accepted accounting principles applied in a manner consistent with the application of such principles to the preparation of GDSC's audited financial statements. The calculation of the Earnout Amount and payment of the Earnout Payment, if any, shall be completed within 90 days of the completion of the aforementioned 24- month period.

     1.05 Purchase Price Adjustment and Issuance of Shares. The Purchase Price may be subject to adjustment after Closing as set forth in this Section 1.05.

          1.05-1 As soon as reasonably possible after Closing, the amount of the "Net Current Assets" (as defined in Section 1.05-6) shall be determined as provided in Section 1.05-7. If the amount of Net Current Assets is $40,000 more or less than $80,000, the Purchase Price shall be adjusted by the full amount of the difference (the "Purchase Price Adjustment"). If the difference between Net Current Assets and $80,000 does not exceed $40,000, there shall be no Purchase Price Adjustment.

          1.05-2 If the Purchase Price is to be adjusted under Section 1.05-1, 51% of the Purchase Price Adjustment shall be allocated to DPM and 49% of the Purchase Price Adjustment shall be allocated to Thomas.

          1.05-3 If the Net Current Assets are greater than $120,000, the Purchase Price Adjustment allocated to DPM shall be paid to DPM by check within 10 days after Sellers deliver the certificate described in Section 1.05-7. If the Net Current Assets are less than $40,000, the Purchase Price Adjustment allocated to DPM shall be paid by DPM to GDSC by check within 10 days after Sellers deliver the certificate described in Section 1.05-7.

          1.05-4 If the Net Current Assets are greater than $120,000, the Purchase Price Adjustment allocated to Thomas shall be made by increasing the number of shares of GDSC Common Stock issuable under Section 1.04-3. If the Net Current Assets are less than $40,000, the Purchase Price Adjustment allocated to Thomas shall be made by decreasing the number of shares of GDSC Common Stock issuable under Section 1.04-3. The amount of the increase or decrease in the number of shares issuable to Thomas shall be determined by dividing the Purchase Price Adjustment allocated to Thomas by the Stock Price.

          1.05-5 Within 10 days after Sellers deliver the Certificate described in Section 1.05-7, the shares of GDSC Common Stock issuable pursuant to Section 1.04-3, adjusted as set forth in Section 1.05-4, shall be issued to Thomas.

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          1.05-6 "Net Current Assets" means the sum of (a) accounts receivable of the Dental Practice, net of contractual allowances and bad debt reserve, as of the Closing Date and (b) any prepaid expenses properly recordable on a balance sheet for the Dental Practice as of the Closing Date reduced by the sum of (x) the accounts payable of the Dental Practice at the Closing Date and (y) the accrued liabilities of the Dental Practice at the Closing Date, specifically including an accrual of payroll and payroll-related charges up to and including the Closing Date, all as determined consistently with the accounting conventions applied in determining the amounts set forth in paragraphs 1.05-1, 1.05-3 and 1.05-4 above.

          1.05-7 At or after the Closing Date, and as a condition to the issuance to Thomas of certificates for GDSC Common Stock pursuant to Section 1.05-5, Sellers shall execute and deliver to GDSC a certificate detailing the calculation of Net Current Assets and including as schedules thereto lists of all receivables, prepaid expenses, payables and accrued liabilities as of the Closing Date included in the calculation. In this certificate Sellers shall certify the accuracy and completeness of the schedules to the certificate and the accuracy of the calculation of Net Current Assets.

     1.06 Instruments of Conveyance and Transfer. The sale of the Assets, and the conveyance, assignment, transfer and delivery of all of the Assets other than the patient charts, the Professional Contracts and rights to the trade names "Crosstown Family Dentistry" and "Wasco Family Dentistry," shall be effected by the Seller's execution and delivery to GDSC, on the Closing Date, of a bill of sale in substantially the form of the Assignment and Bill of Sale attached hereto as Exhibit B. The conveyance, assignment, transfer and delivery of Sellers' patient charts, the Professional Contracts and the rights to the trade names "Crosstown Family Dentistry" and "Wasco Family Dentistry" shall be effected by the Sellers' execution and delivery to the Thomas Professional Corporation and the Professional Corporation, on the Closing Date, of assignments in substantially the form of the Assignments attached hereto as Exhibit C-1 and C-2.

     1.07 Further Assurances. The Sellers agree that, at any time and from time to time on and after the Closing Date, they will, upon the request of GDSC and without further consideration, take all steps reasonably necessary to place GDSC (or the Professional Corporation or the Thomas Professional Corporation, as the case may be) in possession and operating control of the Assets and the Sellers will do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all further acts, deeds, assignments, conveyances, transfers, powers of attorney or assurances as reasonably required to sell, assign, convey, transfer, grant, assure and confirm to GDSC (or the Professional Corporation or the Thomas Professional Corporation, as the case may be), or to aid and assist in the collection of or reducing to possession by GDSC (or the Professional Corporation or the Thomas Professional Corporation, as the case may
be) of, all of the Assets, or to vest in GDSC (or the Professional Corporation or the Thomas Professional Corporation, as the case may be) good, valid and marketable title to the Assets.

     1.08 Closing. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Stoel Rives LLP, 900 SW Fifth Avenue, Suite 2300, Portland, Oregon, effective as of the close of business on the last day of the month in which all conditions to Closing are satisfied (other than those conditions that by their terms are to occur at the

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
Closing) or at another date, time and place agreed upon in writing by the parties (the "Closing Date").

     1.09 Sales Tax. The Sellers shall pay, at their sole expense, any sales tax owing in respect of the purchase of the Assets. The Sellers shall promptly file all necessary sales tax returns and pay all sales taxes due following the Closing Date. As soon as practicable following the Closing Date, the Sellers shall deliver to GDSC receipts from the appropriate taxing authorities showing that all sales taxes owing have been paid.

     1.10 Allocation of Purchase Price. The Purchase Price shall be allocated among the Assets in accordance with Schedule 1.10, and GDSC and the Sellers shall be bound by that allocation in reporting the transactions contemplated by this Agreement to any governmental authority (including without limitation the Internal Revenue Service).


                                   ARTICLE II

                     Representations and Warranties of GDSC

     As used in this Agreement, "GDSC Material Adverse Effect" means an adverse effect on the business, results of operations, financial position, assets or prospects of GDSC that would be considered material under federal securities laws; and "GDSC Material Adverse Change" means any change that has resulted, will result or is likely to result in a GDSC Material Adverse Effect. GDSC represents and warrants to the Sellers as follows:

     2.01 Authorization. GDSC is a corporation, duly organized, validly existing and in good standing under the laws of the State of Washington and has all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted. GDSC has taken all corporate action necessary to authorize its execution, delivery and performance of this Agreement. GDSC has full corporate power and authority to enter into this Agreement and carry out the terms hereof. This Agreement has been duly executed and delivered by GDSC and is binding upon and enforceable against GDSC in accordance with its terms, except as enforceability may be limited or affected by applicable bankruptcy, insolvency, reorganization, or other laws of general application relating to or affecting creditors' rights generally and except as enforceability may be limited by rules of law governing specific performance, injunctive relief or other equitable remedies.

     2.02 Capitalization. The authorized capital stock of GDSC consists of 50,000,000 shares of Common Stock, of which 3,144,404 shares are issued and outstanding; and 30,000,000 shares of Preferred Stock, of which no shares are issued and outstanding. All issued and outstanding shares of GDSC capital stock are validly issued, fully paid and nonassessable, and have been issued without violation of any preemptive rights. There is no subscription, option, warrant, call, right, agreement or commitment (including any right of conversion or exchange under any outstanding security or other instrument) relating to the issuance by GDSC of GDSC capital stock other than outstanding options under the GDSC 1993 Stock Incentive Plan, outstanding purchase rights under the GDSC Employee Stock Purchase Plan and the GDSC Professional Corporation Employee Stock Purchase Plan, warrants described in GDSC's Registration Statement on Form SB-2 (Registration No.

333-13529) and outstanding offers and/or agreements to acquire other dental practices or dental practice management companies in exchange for Common Stock. The GDSC Common Stock to be issued under this Agreement will, when issued, be duly and validly authorized and issued, fully paid and nonassessable.

     2.03 Compliance. The execution, delivery and performance of this Agreement by GDSC, the compliance by GDSC with the provisions of this Agreement and the consummation of the transactions described in this Agreement will not conflict with or result in the breach of any of the terms or provisions of or constitute a default under:

          2.03-1 the articles of incorporation or bylaws of GDSC;

          2.03-2 any note, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which GDSC is a party or by which GDSC is bound; or

          2.03-3 any statute or any order, rule, regulation or decision of any court or regulatory authority or governmental body applicable to GDSC.

     2.04 Consents. No consent, approval, authorization, order, designation or declaration of any court or regulatory authority or governmental body, federal or other, or third person is required to be obtained by GDSC for the consummation of the transactions described in this Agreement.

     2.05 Accuracy of Representations & Warranties. None of the representations or warranties of GDSC contains or will contain any untrue statement of any material fact or omits or misstates a material fact necessary to make the statements contained in this Agreement not misleading. GDSC does not know of any fact that has resulted or that, in the reasonable judgment of GDSC will result, in any material adverse change in GDSC's business, results of operation, financial condition or prospects that has not been set forth in this Agreement.

     2.06 Employment Matters.

          2.06-1 Labor Matters. GDSC is and has been in compliance with all applicable laws regarding employment and employment practices, terms and conditions of employment, wages and hours and is not and has not been engaged in any unfair labor practice. There is no (1) unfair labor practice complaint against GDSC pending before the National Labor Relations Board or any other governmental authority, (2) labor strike, slowdown or work stoppage actually occurring or, to the best of the knowledge of GDSC, threatened against GDSC, (3) representation petition respecting GDSC's employees pending before the National Labor Relations Board, or (4) grievance or any arbitration proceeding pending arising out of or under collective bargaining agreements applicable to GDSC. GDSC has not experienced any primary work stoppage or other organized work stoppage involving its employees in the past two years.

          2.06-2 Employee Benefits. The employee pension benefit plans (within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") established and maintained by GDSC that are subject to ERISA (the "GDSC ERISA Plans") comply with the applicable requirements of ERISA. GDSC has received from the Internal Revenue Service a favorable determination for each of the GDSC ERISA Plans and their related trusts that each of the GDSC ERISA Plans is qualified under Section 401(a) of the Code and the related trust is tax-exempt under Section 501(a) of the Code. There has been no event subsequent to that determination that has adversely affected the tax qualified status of the GDSC ERISA Plans or the exemption of the related trusts other than changes in the Code that are not effective as of the Closing Date. No "accumulated funding deficiency" as defined in Section 302(a)(2) of ERISA or Section 412(a) of the Code exists, or has existed, with respect to any of the GDSC ERISA Plans. The present value of all accrued benefits under each of the GDSC ERISA Plans does not exceed the value of such plan's assets, less all liabilities other than those attributable to accrued benefits. GDSC has no "potential withdrawal liability," as defined in Section 4201 of ERISA. None of the GDSC ERISA Plans, its related trusts or any trustee, investment manager or administrator thereof has engaged in a nonexempt "prohibited transaction," as such term is defined in Section 406 of ERISA and
Section 4975 of the Code. There are not and have not been any excess deferrals or excess contributions under any GDSC ERISA Plan. Each GDSC ERISA Plan is and has been operated and administered in conformance with the requirements of all applicable laws and regulations, whether or not the GDSC ERISA Plan documents have been amended to reflect such requirements.

     2.07 Financial Statements.

          2.07-1 GDSC's Annual Report to Shareholders for the year ended December 31, 1996 contains audited balance sheets of GDSC as of December 31, 1996 and 1995, and the related audited statements of income for the years then ended, and GDSC's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1997 contains the unaudited balance sheet of GDSC as of June 30, 1997 (the "GDSC Current Balance Sheet") and the related statement of income for the six months then ended (all such balance sheets and statements collectively, the "GDSC Financial Statements").

          2.07-2 The GDSC Financial Statements present fairly

               (a) the financial position of GDSC as of the dates indicated and

               (b) the results of operations for the periods then ended, all in conformity with generally accepted accounting principles applied on a consistent basis.

     2.08 Absence of Certain Changes or Events. Since the date of the GDSC Current Balance Sheet, there has not been:

          2.08-1 Any GDSC Material Adverse Change or any event, occurrence, development or state of circumstances or facts which could reasonably be expected to result in a GDSC Material Adverse Change;

          2.08-2 Any damage, destruction or casualty loss, whether insured against or not, to any of GDSC's assets or properties;

          2.08-3 Any increase in the rate or terms of compensation payable or to become payable by GDSC to its directors, officers or key employees; any increase in the rate or terms of any bonus, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any such directors, officers or key employees; any special bonus or remuneration paid; or any written employment contract executed or amended;

          2.08-4 Any conduct of business which is outside the ordinary course of business or not substantially in the manner that GDSC previously conducted its business;

          2.08-5 Any incurrence of any noncontract liability which, either singly or in the aggregate is material to the business, results of operations, financial condition or prospects of GDSC;

          2.08-6 Any change in the assets, liabilities, licenses, permits or franchises of GDSC, or in any agreement to which GDSC is a party or is bound, which has had or reasonably could be expected to have a GDSC Material Adverse Effect.

     2.09 Title and Condition of Tangible Assets.

          2.09-1 GDSC owns all of its tangible personal property except leased property free and clear of all mortgages, pledges, security interests, claims, charges or other encumbrances or restrictions of any kind, except

               (a) liens related to obligations disclosed in the GDSC Financial Statements or

               (b) liens for taxes not yet due or being contested in good faith (and for which adequate accruals or reserves have been established on the GDSC Current Balance Sheet).

          2.09-2 GDSC has good and absolute title to its tangible personal property except leased property.

          2.09-3 All of GDSC's tangible personal property has been maintained and operated in accordance with manufacturer's specifications and prudent industry practices, is in a good state of maintenance and repair, ordinary wear and tear excepted, and is adequate for the conduct of GDSC's business.

          2.09-4 To the knowledge of GDSC, there are no developments affecting any of its real property or tangible personal property pending or threatened which might materially detract from the value of such property or assets, materially interfere with any present or intended use of any such property or assets or materially adversely affect the marketability of such properties or assets.

     2.10 Insurance. All policies of malpractice, liability, fire, worker's compensation and other forms of insurance insuring GDSC, its officers, directors or employees, its assets or its operations (the "GDSC Policies") are valid, enforceable and in full force and effect, all premiums with respect to the GDSC Policies covering all periods up to and including the date as of which this representation is being made have been paid and no notice of cancellation or termination has been received with respect to any GDSC Policy. The GDSC Policies are sufficient for compliance with all requirements of law and of agreements to which GDSC is a party and provide insurance for the risks and in the amounts and types of coverage usually obtained by persons using or holding similar properties in similar businesses. GDSC has not been refused any insurance coverage and no insurance coverage has been canceled during the five years preceding the date of this Agreement.

     2.11 Taxes.

          2.11-1 Returns. GDSC has filed all federal, state and other returns, reports and information returns required to be filed by it with respect to Taxes (as defined below) which relate to the business, results of operations or financial condition of GDSC (collectively, the "GDSC Returns") and has timely paid all Taxes shown to be due on the GDSC Returns. All GDSC Returns filed are complete and accurate in all material respects, and no additional Taxes are owed by GDSC with respect to the periods covered by the GDSC Returns.

          2.11-2 Taxes Paid or Reserved. All deficiencies in Taxes asserted or assessments made by any taxing authority have been fully paid or finally settled. The reserves for Taxes reflected in the GDSC Current Balance Sheet are adequate for payment of Taxes with respect to GDSC in respect of all periods ending on or before the date of the GDSC Current Balance Sheet. All Taxes which GDSC has been required to collect or withhold have been withheld or collected and, to the extent required, have been paid to the proper taxing authority.

          2.11-3 Definition. "Taxes" means all taxes, charges, fees, levies or other assessments including, without limitation, income, excise, property, sales, use and franchise taxes, imposed by the United States or any state, county, local or foreign government or subdivision or agency thereof, and including any interest, penalties or additions.

     2.12 Certain Interests. No transaction between GDSC and any of its directors, officers or principal shareholders of a type that would require disclosure by GDSC under Item 404 of Regulation S-B of the Securities and Exchange Commission has occurred since February 13, 1997, except for the entry into a new support services agreement with a professional corporation owned solely by Dany Y. Tse in connection with a recent dental practice acquisition.

     2.13 No Restrictions. No power of attorney or similar authorization given by GDSC is presently in effect or outstanding. No contract or agreement to which GDSC is a party or is bound or to which any of its properties or assets is subject limits the freedom of GDSC to compete in any line of business or with any person.

     2.14 Permits and Licenses. GDSC holds, and at all times has held, all licenses, permits, franchises, easements and authorizations (collectively, "GDSC Permits") necessary for the lawful conduct of its business pursuant to all applicable statutes, laws, ordinances, rules and regulations of all governmental bodies, agencies and other authorities having jurisdiction over it or any part of its operations except where the failure to hold any GDSC Permit, singly or in the aggregate, either alone or with the giving of notice or the passage of time or both, would not have a GDSC Material Adverse Effect. GDSC is in compliance with all the terms of each GDSC Permit, and there are no claims of violation by GDSC of any GDSC Permit.

     2.15 Environmental Conditions.

          2.15-1 Compliance. GDSC has operated its business and maintained its assets, including without limitation its real property, in compliance with all Environmental Laws. All wastes generated in connection with its business are and have been transported and disposed of off site in compliance with all Environmental Laws. Except as otherwise required for the normal operation of a dental practice, no Hazardous Substance is or has been generated, manufactured, treated, stored, transported, used or otherwise handled on its real property or in connection with its business.

          2.15-2 Definitions. As used in this Agreement,

               (a) "Environmental Law" means any federal, state or local statute, ordinance or regulation pertaining to the protection of human health or the environment and any applicable orders, judgments, decrees, permits, licenses or other authorizations or mandates under such statutes, ordinances or regulations, and

               (b) "Hazardous Substance" means any hazardous, toxic, radioactive or infectious substance, material or waste as defined, listed or regulated under any Environmental Law, and includes without limitation petroleum oil and its fractions.

     2.16 Records. The books of account, minute books, stock certificate books and stock transfer ledgers of GDSC are complete and accurate in all material respects, and there have been no transactions involving the business of GDSC which properly should have been set forth therein and which have not been accurately so set forth.

     2.17 Reliance. GDSC recognizes and agrees that, notwithstanding any investigation by DDS, DDS is relying upon the representations and warranties made by GDSC in this Agreement.


                                   ARTICLE III

               Individual Representations and Warranties of Thomas

     Thomas represents and warrants to GDSC as follows:

     3.01 Investment Representations. Thomas is acquiring beneficial ownership of the shares of GDSC Common Stock issuable under this Agreement (the "Shares") for investment for Thomas's own account, and not with a view to, or for resale in connection with, any distribution of the Shares. Thomas is not a party to any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any such person or any third party with respect to the Shares. Thomas acknowledges and understands that the Shares are being offered and sold without registration under the Securities Act of 1933 (the "1933 Act") or any state securities law based on exemptions provided under such laws, and that Thomas's representations contained in this Agreement are being relied upon by GDSC in connection with those exemptions. Thomas further acknowledges and agrees that the Shares are restricted securities under federal securities laws and as such may not be sold or disposed of unless they are registered under the 1933 Act and all applicable state securities laws or unless, in the opinion of counsel acceptable to GDSC, exemptions from the registration requirements of the 1933 Act and all applicable state securities laws are available. In this regard,

Thomas acknowledges that GDSC is under no obligation to register Thomas's Shares except as provided in Section 6.01, that the Shares will not be eligible for resale in the public market pursuant to Rule 144 under the 1933 Act until one year after the Closing Date except as provided in Section 6.01, and that Thomas will bear the economic risk of ownership of the Shares at least until the Shares become eligible for resale in the public market. Thomas consents to having appropriate legends placed on the certificates representing the Shares relating to this restriction on transfer.

     3.02 Access to Information. Thomas has received and carefully reviewed the final Prospectus dated February 13, 1997, GDSC's Annual Report to Shareholders for the year ended December 31, 1996, and GDSC's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1997. Thomas believes he has received all of the information he considers necessary or appropriate for deciding whether to acquire shares of GDSC Common Stock. Thomas further represents that he has had an opportunity to ask questions and receive answers from GDSC regarding GDSC, its business and financial condition, and the terms and conditions of the Agreement.

     3.03 Sophistication. Thomas has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Shares and has the capacity to protect his own interests in connection with the transaction.

     3.04 Accredited Investor. Thomas either (a) has an individual net worth, or joint net worth with his spouse, of in excess of $1 million, or (b) had an individual income in excess of $200,000 in each of the two most recent years or joint income with his spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year, and therefore is an "accredited investor" within the meaning of Rule 501 of Regulation D under the 1933 Act.


                                   ARTICLE IV

         Representations and Warranties of the Sellers and the Partners

     As used in this Agreement, "Material Adverse Effect" means a material adverse effect on the business, results of operations, financial position, assets or prospects of the Dental Practice, which shall in any event include any adverse effect on the assets, revenue or net income of the Dental Practice in excess of $20,000; and "Material Adverse Change" means any change that has resulted, will result or is likely to result in a Material Adverse Effect. The Sellers and the Partners represent and warrant to GDSC as follows:

     4.01 Authority of Partners. The Partners have full power and authority to enter into this Agreement and carry out its terms. This Agreement has been duly and validly executed and delivered by the Partners and is binding upon and enforceable against each Partner in accordance with its terms, except as enforceability may be limited or affected by applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the rights of creditors and except as enforceability may be limited by rules of law governing specific performance, injunctive relief or other equitable remedies.

     4.02 Organization and Authority of DPM. DPM is a partnership duly organized and validly existing under the laws of California and has the power to own and lease its properties and carry on its business as now being conducted. The Partners hold all of the partnership interests of DPM and no person has any right to become a partner of DPM or to acquire any interest in DPM. DPM has full power and authority to enter into this Agreement and to carry out its terms. This Agreement has been duly and validly executed and delivered by DPM and is binding upon and enforceable against DPM in accordance with its terms, except as enforceability may be limited or affected by applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the rights of creditors and except as enforceability may be limited by rules of law governing specific performance, injunctive relief or other equitable remedies.

     4.03 Authority of Thomas. Thomas has the power to own and lease his properties and carry on his business as now being conducted. Thomas and DPM together hold all of the ownership interests in the Dental Practice and no other person has a right to acquire any interest in the Dental Practice. Thomas has full power and authority to enter into this Agreement and to carry out its terms. This Agreement has been duly and validly executed and delivered by Thomas and is binding upon and enforceable against Thomas in accordance with its terms, except as enforceability may be limited or affected by applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the rights of creditors and except as enforceability may be limited by rules of law governing specific performance, injunctive relief or other equitable remedies.

     4.04 No Adverse Consequences. Neither the execution and delivery of this Agreement by DPM, any Partner or Thomas nor the consummation of the transactions contemplated by this Agreement will result in the creation or imposition of any lien, charge or encumbrance on any of DPM's or Thomas's assets or properties, violate or conflict with any provision of DPM's organizational documents, violate any law, judgment, order, injunction, decree, rule, regulation or ruling of any governmental authority applicable to DPM or Thomas, or either alone or with the giving of notice or the passage of time or both, conflict with, constitute grounds for termination or acceleration of, result in the breach of the terms, conditions or provisions of, result in the loss of any benefit to DPM or Thomas under or constitute a default under any agreement, instrument, license or permit to which DPM or Thomas is a party or by which DPM or Thomas is bound.

     4.05 Brokers and Finders. Neither DPM nor Thomas has employed any broker, finder or agent or dealt with anyone purporting to act in such capacity or agreed to pay any brokerage fee, finder's fee or commission with respect to the transaction contemplated by this Agreement, except that DPM has employed Wedbush Morgan Securities. Any fees owing to Wedbush Morgan Securities shall be paid by DPM and are not a liability of GDSC.

     4.06 Litigation. Except as set forth on Schedule 4.06, to the best knowledge of DPM, Partners and Thomas, there is no claim, litigation, proceeding or investigation of any kind pending or threatened by or against DPM or Thomas and there is no basis for any such claim, litigation, proceeding or investigation.

     4.07 Compliance with Laws. DPM and Thomas have at all relevant times conducted their business in compliance with all applicable laws and regulations. Neither DPM nor Thomas is in violation of any applicable laws or regulations, other than violations which singly or in the aggregate do not, and, with the passage of time will not, have a Material Adverse Effect. In connection with the Dental Practice, neither DPM nor Thomas is subject to any outstanding order, writ, injunction or decree, and neither DPM nor Thomas have been charged with, or threatened with a charge of, a violation of any provision of federal, state or local law or regulation.

     4.08 Employment Matters.

          4.08-1 Labor Matters.

               (a) Except as set forth on Schedule 4.08-1, neither DPM nor Thomas is a party or otherwise subject to any collective bargaining or other agreement governing the wages, hours or terms of employment of the employees working in the Dental Practice ("Dental Practice Employees"). DPM and Thomas are and have been in compliance with all applicable laws regarding employment and employment practices, terms and conditions of employment, wages and hours and are not and have not been engaged in any unfair labor practice.

               (b) There is no (1) unfair labor practice complaint against DPM or Thomas pending before the National Labor Relations Board or any other governmental authority, (2) labor strike, slowdown or work stoppage actually occurring or, to the best of the knowledge of DPM or Thomas or any Partner, threatened against DPM or Thomas, (3) representation petition respecting DPM's or Thomas's employees pending before the National Labor Relations Board, or (4) grievance or any arbitration proceeding pending arising out of or under collective bargaining agreements applicable to DPM or Thomas.

               (c) Neither DPM nor Thomas have experienced any work stoppage or other organized work stoppage involving their employees in the past two years.

          4.08-2 Employee Benefits. Schedule 4.08-2 lists all pension, retirement, profit sharing, deferred compensation, bonus, commission, incentive, life insurance, health and disability insurance, hospitalization and all other employee benefit plans or arrangements (including, without limitation, any contracts or agreements with trustees, insurance companies or others relating to any such employee benefit plans or arrangements) established or maintained by DPM or Thomas under which Dental Practice Employees have or may have any past or present rights or benefits, and complete and accurate copies of all those plans or arrangements have been provided to GDSC. The employee pension benefit plans (within the meaning of Section 3(2) of ERISA established and maintained by DPM or Thomas that are subject to ERISA are listed separately as ERISA Plans on
Schedule 4.08-2 (the "ERISA Plans"). The ERISA Plans comply with the applicable requirements of ERISA. The Sellers have received from the Internal Revenue Service a favorable determination for each of the ERISA Plans and their related trusts that each of the ERISA Plans is qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code") and the related trust is tax-exempt under Section 501(a) of the Code. There has been no event subsequent to that determination that has adversely affected the tax qualified status of the ERISA Plans or the exemption of the related trusts other than changes in the Code that are not effective as of the Closing Date. No "accumulated funding deficiency" as defined in Section 302(a)(2) of ERISA or Section 412(a) of the Code exists, or has existed, with respect to any of the ERISA Plans. The present value of all accrued benefits under each of the ERISA Plans does not exceed the value of such plan's assets, less all liabilities other than those attributable to accrued benefits. Neither DPM nor Thomas has any "potential withdrawal liability," as defined in Section 4201 of ERISA. None of the ERISA Plans, its related trusts or any trustee, investment manager or administrator thereof has engaged in a nonexempt "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code. There are not and have not been any excess deferrals or excess contributions under any ERISA Plan. Each ERISA Plan is and has been operated and administered in conformance with the requirements of all applicable laws and regulations, whether or not the ERISA Plan documents have been amended to reflect such requirements. Sellers have no obligation of any kind (whether under the terms of the ERISA Plans or under any understanding with employees) to make payments under, or to pay contributions to or in respect of, any plan or arrangement listed on Schedule 4.08-2, or any other plan, agreement or other arrangement for deferred compensation of employees, whether or not tax qualified, including, without limitation, a single employer tax qualified plan, a tax qualified plan of a controlled group of corporations, a multi-employer pension plan, a nonqualified deferred compensation plan, an individual employment or compensation agreement or a commitment to provide medical benefits to retirees.

          4.08-3 Employment Agreements. Each of the Dental Practice Employees is an "at-will" employee and, except as listed on Schedule 4.08-3, there are no written employment, commission or compensation agreements of any kind between DPM or Thomas and any Dental Practice Employee. Schedule 4.08-3 lists all of Sellers' employment or supervisory manuals, employment or supervisory policies, and written information generally provided to Dental Practice Employees (such as applications or notices), and true and complete copies of those manuals, policies and written information have been provided to GDSC. Neither DPM nor Thomas has any agreements or understandings with the Dental Practice Employees except as reflected in the items listed in Schedules 4.08-2 and 4.08-3.

          4.08-4 Compensation. Schedule 4.08-4 contains a complete and accurate list of all Dental Practice Employees providing services at or for the Dental Practice as of September 10, 1997, specifying their names, hire dates, the total amount paid or payable as compensation to each such person, and the basis of such compensation.

     4.09 Financial Statements.

          4.09-1 Schedule 4.09 contains the unaudited balance sheet of the Dental Practice as of December 31, 1996 and the related unaudited statement of income for the year then ended and the unaudited balance sheet of the Dental Practice as of July 31, 1997 (the "Current Balance Sheet") and the related unaudited statement of income for the seven months then ended (all such balance sheets and statements collectively, the "Financial Statements"). The Financial Statements fairly reflect all revenues, assets, liabilities and expenses received or incurred in connection with the Dental Practice.

          4.09-2 The Financial Statements present fairly

               (a) the financial position of the Dental Practice as of the dates indicated and

               (b) the results of operations for the periods then ended.

     4.10 Receivables. Schedule 4.10 lists all receivables of the Dental Practice (including accounts receivable, loans receivable and advances whether payable to DPM or Thomas) as of July 31, 1997. Each of the receivables listed on
Schedule 4.10, and each of the receivables that has arisen since July 31, 1997, has arisen only from bona fide transactions in the ordinary course of Sellers' business and is not subject to any offset or counterclaim.

     4.11 Prepaid Expenses and Other. Schedule 4.11 lists all prepaid expenses and deferred charges of the Dental Practice reflected on the Current Balance Sheet as well as the items included in the Other Assets line, if any, on the Current Balance Sheet.

     4.12 Personal Property. Section 1.01-1 and Schedule 4.12 together contain a complete and accurate list of all the tangible personal property used or useful in the Dental Practice, other than excluded assets listed in Schedule 1.02-2 ("Tangible Personal Property"). With respect to each item of owned Tangible Personal Property, Schedule 4.12 lists the estimated fair market value as of August 31, 1997.

     4.13 Payables. Schedule 4.13 lists all accounts payable and other accrued liabilities of the Dental Practice (in whatever name held or accounted for) as of July 31, 1997, other than payables for brokers' and attorneys' fees and other expenses of this transaction.

     4.14 Indebtedness. Schedule 4.14 lists all indebtedness incurred by, attributable to or secured by any assets of the Dental Practice and for each item shows the name of lender, interest rate, term, payments, seniority and security.

     4.15 Other Liabilities. Except as listed on Schedule 4.15, neither Thomas nor DPM has, with respect to the Dental Practice, any liability or obligation (whether absolute, accrued, contingent or other, and whether due or to become due) which is not accrued, reserved against or disclosed in the Current Balance Sheet, other than liabilities incurred in the ordinary course of business consistent with past practice, which individually or in the aggregate are not material to the Dental Practice.

     4.16 Absence of Certain Changes or Events. Since the date of the Current Balance Sheet, there has not been any Material Adverse Change or any event, occurrence, development or state of circumstances or facts which could reasonably be expected to result in a Material Adverse Change.

     4.17 Leases. Schedule 4.17 contains a complete and accurate list of all Leases of real property used or useful in the Dental Practice, a description of the real property covered thereby ("Real Property"), the term of each Lease and the monthly payments under the Lease. Complete and accurate copies of all Leases have been delivered to GDSC.

     4.18 Certain Contracts and Arrangements. Schedule 4.18, which is organized by type of agreement, contains a complete and accurate list of all Contracts of the following types to which DPM or Thomas is a party or by which DPM or Thomas is bound and which relate to or are associated with the Dental Practice:

          4.18-1 any mortgage, note or other instrument or agreement relating to the borrowing of money or the incurrence of indebtedness by DPM or Thomas or DPM's or Thomas's guaranty of any obligation for the borrowing of money;

          4.18-2 contracts, agreements, purchase orders or acknowledgment forms for the purchase, sale, lease or other disposition of capital assets or more than $20,000 of other equipment or materials;

          4.18-3 contracts or agreements for provision of dentistry services by the Dental Practice, which agreements are identified as the Professional Contracts on Schedule 4.18;

          4.18-4 contracts or agreements for the performance of services relating to or concerning the Dental Practice other than the Professional Contracts, excluding employment contracts; provided, however, that only contracts exceeding $20,000 in annual billings or payments by the Dental Practice must be listed;

          4.18-5 contracts or agreements involving annual billings in excess of $20,000 for the joint performance of work or services and all other joint venture agreements relating to or concerning the Dental Practice;

          4.18-6 contracts or agreements with agents, brokers, consignees, sales representatives or distributors relating to the sale of services of the Dental Practice; and

          4.18-7 any other contract, instrument, agreement or obligation not described on any other Schedule to which DPM or Thomas is a party or by which DPM or Thomas is bound and which contains material unfulfilled obligations relating to or concerning the Dental Practice.

Complete and accurate copies of all Contracts have been delivered to GDSC.

     4.19 Status of Contracts and Leases.

          4.19-1 Each of the Contracts and Leases listed on Schedules 4.17 and
4.18 is valid, binding and enforceable by Sellers in accordance with its terms and is in full force and effect. There is no existing default or violation by Sellers under any Contract or Lease and no event has occurred which (whether with or without notice, lapse of time or both) would constitute a default of Sellers under any Contract or Lease. There is no pending or threatened proceeding which would interfere with the quiet enjoyment of any Real Property of which Thomas or DPM is lessee or sublessee which is used in the Dental Practice.

          4.19-2 All other parties to the Contracts and Leases have consented or prior to the Closing will have consented (where such consent is necessary) to the consummation of the transaction contemplated by this Agreement without requiring modification of Sellers' rights or obligations under any Contract or Lease.

          4.19-3 Neither Sellers nor any Partner is aware of any default by any other party to any Contract or Lease or of any event which (whether with or without notice, lapse of time or both) would constitute a default by any other party with respect to obligations of that party under any Contract or Lease, and, to the knowledge of Sellers and the Partners, there are no facts that exist indicating that any of the Contracts or Leases may be totally or partially terminated or suspended by the other parties.

          4.19-4 Neither DPM nor Thomas is a party to, nor bound by, any contract or agreement relating to or concerning the Dental Practice that Sellers or any Partner can reasonably foresee will result in any loss that would have a Material Adverse Effect on Sellers upon the performance thereof (including any liability for penalties or damages, whether liquidated, direct, indirect, incidental or consequential that would have a Material Adverse Effect), unless such contract or agreement is terminable by DPM or Thomas on 60 or fewer days notice at any time without penalty.

     4.20 Title and Condition of Tangible Assets.

          4.20-1 Sellers have good title, or the right to use, all of the Tangible Personal Property free and clear of all mortgages, pledges, security interests, claims, charges or other encumbrances or restrictions of any kind, except

               (a) liens disclosed on the Current Balance Sheet,

               (b) security interests or liens securing payment of Assumed Liabilities,

               (c) liens for taxes not yet due or being contested in good faith (and for which adequate accruals or reserves have been established on the Current Balance Sheet) or

               (d) the leases of leased property.

          4.20-2 All Tangible Personal Property is in a good state of maintenance and repair, ordinary wear and tear excepted, and is adequate for the conduct of the Dental Practice.

          4.20-3 To the knowledge of Sellers or the Partners, there are no developments affecting any of the Real Property or Tangible Personal Property pending or threatened which might materially detract from the value of such property or assets, materially interfere with any present or intended use of any such property or assets or materially adversely affect the marketability of such properties or assets.

          4.20-4 At the Closing, GDSC will acquire good title to all the Assets, free and clear of all mortgages, pledges, security interests, claims, charges or other encumbrances or restrictions of any kind, except for security interests or liens securing payment of Assumed Liabilities.

     4.21 Insurance. Schedule 4.21 contains a complete and accurate list of all policies of malpractice, liability, fire, worker's compensation and other forms of insurance insuring the Dental Practice or its employees and its assets or operations (the "Policies"). All the Policies are valid, enforceable and in full force and effect, all premiums with respect to the Policies covering all periods up to and including the date as of which this representation is being made have been paid and no notice of cancellation or termination has been received with respect to any Policy. The Policies are sufficient for compliance with all requirements of law and of agreements to which DPM or Thomas is a party and provide insurance for the risks and in the amounts and types of coverage usually obtained by persons using or holding similar properties in similar businesses. There are no unresolved claims for insurance under any of the Policies. True and complete copies of the Policies and all endorsements thereto have been delivered to GDSC. In connection with the Dental Practice, neither DPM nor Thomas has been refused any insurance coverage and no insurance coverage has been canceled during the five years preceding the date of this Agreement.

     4.22 Taxes.

          4.22-1 Returns. DPM and Thomas have filed all federal, state and other returns, reports and information returns required to be filed by them with respect to Taxes which relate to the business, results of operations or financial condition of the Dental Practice (collectively, the "Returns") and has timely paid all Taxes shown to be due on the Returns. All Returns filed are complete and accurate in all material respects, and no additional Taxes are owed by DPM or Thomas with respect to the periods covered by the Returns. DPM has provided GDSC with complete and accurate copies of its Returns for 1995 and 1996.

          4.22-2 Taxes Paid or Reserved. All deficiencies in Taxes asserted or assessments made by any taxing authority have been fully paid or finally settled. All Taxes which DPM or Thomas has been required to collect or withhold have been withheld or collected and, to the extent required, have been paid to the proper taxing authority.

     4.23 No Restrictions. No contract or agreement to which DPM or Thomas is a party or is bound or to which any of its properties or assets is subject limits the freedom of DPM or Thomas to compete in any line of business or with any person.

     4.24 Permits and Licenses. Thomas holds and at all times has held, all licenses, permits, franchises, easements and authorizations (collectively, "Permits") necessary for the lawful conduct of the Dental Practice pursuant to all applicable statutes, laws, ordinances, rules and regulations of all governmental bodies, agencies and other authorities having jurisdiction over it or any part of its operations, except where the failure to hold any Permit, singly or in the aggregate, either alone or with the giving of notice or the passage of time or both, would not have a Material Adverse Effect. Thomas is in compliance with all the terms of each Permit, and there are no claims of violation of any Permit.

     4.25 Certain Payments. Neither DPM nor Thomas nor any other person or entity has, directly or indirectly, on behalf of or with respect to the Dental Practice or its operations made or received any payment that was not legal to make or receive under federal, state or local laws of the United States or any other country or territory.

     4.26 Environmental Conditions. Sellers have operated the Dental Practice and maintained the Assets, including without limitation the Real Property, in compliance with all Environmental Laws. All wastes generated in connection with the Dental Practice are and have been transported and disposed of off site in compliance with all Environmental Laws. Except as otherwise required for the normal operation of a dental practice, no Hazardous Substance is or has been generated, manufactured, treated, stored, transported, used or otherwise handled on the Real Property or in connection with the Dental Practice.

     4.27 Consents and Approvals. Except as set forth on Schedule 4.27, no consent, approval or authorization of any court, regulatory authority, governmental body, or any other entity or person not a party to this Agreement is required for the consummation of the transactions described in this Agreement by Sellers or the Partners. Sellers have obtained, or shall have obtained prior to the Closing, all consents, authorizations or approvals of any third parties required in connection with the execution, delivery or performance of this Agreement by Sellers or the Partners. Sellers have made, or shall have made prior to the Closing, all registrations or filings with any governmental authority required on their part for the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby.

     4.28 Records. The books of account of the Dental Practice are complete and accurate in all material respects, and there have been no transactions involving the business of the Dental Practice which properly should have been set forth therein and which have not been accurately so set forth. Complete and accurate copies of such books have been made available to GDSC.

     4.29 Reliance. Sellers and the Partners recognize and agree that, notwithstanding any investigation by GDSC, GDSC is relying upon the representations and warranties made by Sellers and the Partners in this Agreement.

     4.30 Accuracy of Representations and Warranties. None of the representations or warranties of Sellers and the Partners contains or will contain any untrue statement of any material fact or omits or misstates a material fact necessary to make the statements contained in this Agreement not misleading. Sellers and the Partners do not know of any fact that has resulted or that, in the reasonable judgment of Sellers or the Partners will result, in any material adverse change in the business, results of operation, financial condition or prospects of the Dental Practice that has not been set forth in this Agreement.


                                    ARTICLE V

                      Covenants of Sellers and the Partners

     5.01 Access to Properties, Books and Records. Prior to the Closing Date, Sellers shall, at GDSC's request, afford or cause to be afforded to the agents, attorneys, accountants and other authorized representatives of GDSC reasonable access during normal business hours to all employees, properties, books and records of Sellers with respect to the Dental Practice and shall permit such persons, at GDSC's expense, to make copies of such books and records. Sellers shall deliver to GDSC monthly financial statements of the Dental Practice promptly after they become available. GDSC shall treat, and shall cause all of its agents, attorneys, accountants and other authorized representatives to treat, all information obtained pursuant to this Section 5.01 as confidential in accordance with Section 12.01 hereof. No investigation by GDSC or any of its authorized representatives pursuant to this Section 5.01 shall affect any representation, warranty or closing condition of any party hereto or GDSC's rights to indemnification pursuant to Section 11.02 hereof.

     5.02 Negative Covenants. Except as otherwise permitted by this Agreement or with the prior written consent of GDSC, prior to the Closing, Sellers shall not:

          5.02-1 Incur additional debt for borrowed money without giving GDSC notice within two business days thereafter;

          5.02-2 Incur any obligations under leases for real or personal property whether or not required to be capitalized under generally accepted accounting principles, incur or increase any obligation or liability (fixed, contingent or other, including without limitation liabilities as a guarantor or otherwise with respect to obligations of others, but excluding debts for borrowed money) except in the ordinary and usual course of business and consistent with past practices, forgive or release any debt or claim, give any waiver of any right of material value or voluntarily suffer any extraordinary loss;

          5.02-3 Declare, pay or make any distribution of money or property to the Partners or Thomas other than ordinary distributions consistent with past practices;

          5.02-4 Issue, sell, or give any option or right to purchase any interest in the Dental Practice, or purchase, redeem or otherwise acquire or commit to acquire, directly or indirectly, any interest in the Dental Practice:

          5.02-5 Mortgage, pledge, otherwise encumber or subject to lien any of the Dental Practice's assets or properties, tangible or intangible, or commit itself to do any of the foregoing;

          5.02-6 Except in the ordinary and usual course of its business and in each case for fair consideration, dispose of, or agree to dispose of, any of the Dental Practice's assets or lease or license to others, or agree so to lease or license, any of the Dental Practice's assets;

          5.02-7 Acquire any assets which would be material to the Dental Practice other than assets acquired in the ordinary and usual course of business and consistent with past practices;

          5.02-8 Enter into any transaction or contract or make any commitment to do the same, except in the ordinary and usual course of business and not requiring the payment in any case of an amount in excess of $100,000 annually;

          5.02-9 Increase the wages, salaries, compensation, pension or other benefits payable, or to become payable by it, to any Dental Practice Employees or agents, including without limitation any bonus payments or severance or termination pay, other than increases in wages and salaries required by employment arrangements existing on the date hereof or otherwise in the ordinary and usual course of its business;

          5.02-10 Implement or agree to any implementation of or amendment or supplement to any employee profit sharing, pension, bonus, commission, incentive, retirement, medical reimbursement, life insurance, deferred compensation or any other employee benefit plan or arrangement for or affecting Dental Practice Employees;

          5.02-11 Change the accounting methods, policies or practices of Sellers; or

          5.02-12 Agree or commit to do any of the foregoing.

     5.03 Affirmative Covenants. Except as otherwise permitted by this Agreement or as reasonably necessary or appropriate for the consummation of the transactions contemplated by this Agreement or with the prior written consent of GDSC, prior to the Closing Date, Sellers shall:

          5.03-1 Operate the Dental Practice, including collecting receivables and paying payables, only in the ordinary course and consistent with past practices;

          5.03-2 Advise GDSC in writing of any litigation or administrative proceeding that challenges or otherwise materially affects the transactions contemplated hereby and of any Material Adverse Change or any event, occurrence or circumstance which is likely to cause a Material Adverse Change;

          5.03-3 When the consent of any third party to the transactions contemplated by this Agreement is required under the terms of any contract or agreement material to the Dental Practice to which DPM or Thomas is a party or by which DPM or Thomas is bound, use their best efforts to obtain such consent on terms and conditions not materially less favorable than those in effect on the date hereof;

          5.03-4 Use their best efforts to maintain all of the Tangible Personal Property in good operating condition, reasonable wear and tear excepted, consistent with past practices, and take all steps reasonably necessary to maintain its intangible assets;

          5.03-5 Not cancel or change any policy of insurance (including self-insurance) or fidelity bond or any policy or bond providing substantially the same coverage;

          5.03-6 Maintain, consistent with past practices, all inventories, spare parts, office supplies and other expendable items used or useful in the Dental Practice;

          5.03-7 Use their best efforts to retain all Dental Practice Employees;

          5.03-8 Maintain their books and records in accordance with past practices; and

          5.03-9 Pay and discharge all taxes, assessments, governmental charges and levies imposed upon them, their income or profits or upon any property belonging to them, in all cases prior to the date on which penalties attach thereto.

          5.03-10 Comply with all laws, rules and regulations applicable to them and the Dental Practice.

     5.04 No Negotiations With Others. Except as otherwise permitted by this Agreement or with the prior written consent of GDSC, Sellers and the Partners shall refrain, and shall cause their employees and any investment banker, attorney, accountant or other agent retained by them to refrain, from initiating or soliciting any inquiries or making any proposals with respect to, or engaging in negotiations concerning, or providing any confidential information or data to or having any discussions with any person relating to, any acquisition, business combination or purchase of all or any significant portion of the assets of, Sellers. Sellers and the Partners will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

     5.05 401(k) Plan. Prior to Closing, Sellers shall use their best efforts to take such steps with respect to the Crosstown Family Dentistry and Wasco Family Dentistry 401(k) Plan (the "401(k) Plan"), including a possible termination of the 401(k) Plan, as GDSC may request. In the event GDSC requests a termination of the 401(k) Plan, the assets of the 401(k) Plan shall be promptly distributed to the plan beneficiaries. In that case, any and all expenses of the administration and termination of the 401(k) Plan shall be paid by the 401(k) Plan or by the Partners, and GDSC shall not incur any liability, or be required to take any action, of any kind whatsoever in connection with the administration or termination of the 401(k) Plan.

     5.06 Formation of Professional Corporations. Prior to the Closing, Thomas shall form the Thomas Professional Corporation pursuant to articles of incorporation and bylaws substantially in the form attached as Exhibit H and shall cause the Thomas Professional Corporation to apply for and obtain a Certificate of Registration and approval for use of the Thomas Professional Corporation's fictitious name, from the California Board of Dental Examiners. Prior to the Closing, Sellers shall cause the Professional Corporation to be formed pursuant to articles of incorporation and bylaws substantially in the form attached hereto as Exhibit H and shall cause the Professional Corporation to apply for and obtain a Certificate of Registration and approval for use of the Professional Corporation's fictitious name from the California Board of Dental Examiners. The sole shareholder of the Professional Corporation shall be a dentist holding an unrestricted license to practice dentistry in California who works full time at the Wasco Practice Location and who is approved by GDSC.

     5.07 Employees. Effective as of the close of business on the Closing Date, Sellers shall terminate all employees of the Dental Practice. Except as expressly assumed by GDSC under this Agreement, Sellers shall be responsible for and shall pay and discharge all obligations to such employees arising out of or in connection with their employment prior to Closing.

     5.08 Restrictions on Sale of Shares of GDSC Common Stock.

          5.08-1 "Market Stand-Off" Agreement. Thomas agrees that, for a period commencing with the filing of any registration statement under the 1933 Act relating to the offer and sale of GDSC Common Stock in an underwritten public offering and ending 180 days following the effective date of such registration statement, he will not, without the prior consent of the managing underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of GDSC held by him at any time during such period except GDSC Common Stock included in such registration statement. In order to enforce the foregoing covenant, GDSC may impose stop-transfer instructions with respect to the Shares of Thomas until the end of such period.

          5.08-2 Supplemental Lock-Up. Thomas agrees that until March 31, 1999 he will not directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees or pledgees who agree to be similarly bound) any Shares owned by him, except Shares sold pursuant to the piggyback registration provided for in Section 6.01. On March 31, 1999 and on the last day of each month thereafter until released in full, one-tenth of the number of Shares held by Thomas on March 31, 1999, rounded to the nearest whole share, shall be released from the foregoing lock-up provision. Thomas further agrees that until all Shares are released from lock-up, he will provide written notice to GDSC 30 days prior to any proposed sale by him of Shares. During this 30-day period, GDSC shall have the right either to purchase such Shares from Thomas or to designate the broker or market maker through which Thomas will sell such Shares. Thomas consents to having appropriate legends placed on the certificates representing the Shares relating to the lock-up restriction.

                                   ARTICLE VI

                                Covenants of GDSC

     6.01 Registration Rights.

          6.01-1 Piggyback Rights. Prior to March 31, 1998, GDSC will register shares of GDSC Common Stock under the 1933 Act and complete an underwritten public offering of such shares for cash. GDSC may also determine from time to time thereafter to register shares of GDSC Common Stock under the 1933 Act for an underwritten offering for its account, except that this Section 6.01 shall not apply to a registration that is filed after March 31, 2000. Prior to filing a registration statement for such offering, GDSC shall give Thomas written notice thereof and will include in such registration and underwriting all the Registrable Securities specified in a written request or requests, made within 10 days after receipt of such written notice from GDSC by Thomas, except as set forth in Section 6.01-2 below. For purposes of this Agreement, the term "Registrable Securities" means (i) the Shares and (ii) any GDSC Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Shares.

     Notwithstanding the provisions of this Section 6.01-1, GDSC shall not be required to effect such underwritten public offering during any period in which
(i) additional material governmental restrictions, not in force and effect on the date hereof, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established on the New York Stock Exchange or on the American Stock Exchange or in the over the counter market by the NASD, or trading in securities generally shall have been suspended on either such Exchange or in the over the counter market by the NASD, or a general banking moratorium shall have been established by federal, New York or California authorities, or (ii) an outbreak of major hostilities or other national or international calamity or any substantial change in political, financial or economic conditions shall have occurred or shall have accelerated or escalated to such an extent, as, in the reasonable judgment of the underwriters, to affect materially and adversely the marketability of the shares.

          6.01-2 Underwriting.

               (a) The right of Thomas to registration pursuant to Section 6.01-1 is conditioned upon Thomas's participation in such underwriting and the inclusion of Thomas's Registrable Securities in the underwriting to the extent provided herein. Thomas shall (together with GDSC and any other shareholders distributing their securities through such underwriting) enter into an underwriting agreement in the form agreed to between GDSC and the underwriter or underwriters selected for such underwriting by GDSC.

               (b) If the total amount of securities, including Registrable Securities, requested by GDSC shareholders with registration rights ("Requesting Shareholders") to be included in such underwriting exceeds the amount of securities to be sold by selling shareholders that the underwriters determine in their sole discretion is compatible with the success of the underwriting for GDSC, then GDSC shall be required to include in the registration only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the underwriting. Subject to the priority right of the Partners to have certain of their shares of GDSC Common Stock included in the underwriting, the securities so included will be apportioned pro rata among the Requesting Shareholders according to the total amount of securities entitled to be included in the registration owned by each Requesting Shareholder or in such other proportion as shall mutually be agreed to by such Requesting Shareholders.

          6.01-3 S-3 Registration. No later than March 31, 1998, GDSC shall file a Registration Statement on Form S-3 to register all Registrable Securities not registered and sold pursuant to Section 6.01-1 for resale by Thomas in ordinary market transactions. GDSC shall use its best efforts to maintain an effective registration statement permitting the unrestricted sale of such remaining Registrable Shares until March 31, 2000.

          6.01-4 Expenses of Registration. All expenses incurred in connection with any registration pursuant to this Section 6 including, without limitation, all registration, filing and qualification fees, printing expenses, fees and disbursements of counsel for GDSC and expenses of any special audits incidental to or required by such registration, shall be borne by GDSC except GDSC shall not be required to pay underwriters' fees, discounts or commissions relating to the Registrable Securities. All expenses of any registered offering not otherwise borne by GDSC shall be borne pro rata among the Requesting Shareholders participating in the offering and GDSC.

          6.01-5 Registration Procedures. In the case of each registration effected by GDSC pursuant to this Agreement, GDSC will keep Thomas advised in writing as to the initiation of each registration and as to the completion thereof. Except as otherwise provided in Section 6.01-4, at its expense GDSC shall:

               (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective.

               (b) Furnish to Thomas such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as he may reasonably request in order to facilitate the disposition of Registrable Securities owned by him.

               (c) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by Thomas, provided that GDSC shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions where GDSC is not already so qualified or consented.

               (d) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in form satisfactory to GDSC, with the managing underwriter of such offering. Thomas shall also enter into and perform his obligations under such an agreement.

          6.01-6 Indemnification.

               (a) GDSC will indemnify Thomas with respect to any registration effected pursuant to this Agreement. If the registration is in connection with an underwritten offering, GDSC will indemnify Thomas on the terms set forth in the applicable underwriting agreement with respect to indemnification by GDSC of all selling shareholders participating in the underwriting. If the registration, qualification or compliance is not in connection with an underwritten offering, GDSC will indemnify Thomas on the following terms:

     GDSC will indemnify Thomas against all claims, losses, expenses, damages and liabilities (or actions in respect thereto) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, or any violation or alleged violation by GDSC of the 1933 Act or any state securities law applicable to GDSC or any rule or regulation promulgated under the 1933 Act, the Securities Exchange Act of 1934, as amended ("Exchange Act") or any such state law and relating to action or inaction required of GDSC in connection with any such registration, and will reimburse Thomas within a reasonable amount of time after incurred for any reasonable legal and any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action; provided, however, that the indemnity agreement contained in this
Section 6.01-6(a) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability, or action if such settlement is effected without the consent of GDSC (which consent shall not be unreasonably withheld); and provided further, that GDSC will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to GDSC by an instrument duly executed by Thomas specifically for use therein.

               (b) Thomas will, if Registrable Securities held by or issuable to Thomas are included in the securities as to which a registration is being effected, indemnify GDSC, each of its directors and officers, each person who controls GDSC within the meaning of the 1933 Act, and each other Requesting Shareholder, if any, each of its officers, directors and partners and each person controlling such Requesting Shareholder, against all claims, losses, expenses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse GDSC, such Requesting Shareholders, such directors, officers, partners or persons for any reasonable legal or any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to GDSC by an instrument duly executed by Thomas specifically for use therein; provided, however, that the indemnity agreement contained in this Section 6.01-6(b) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of Thomas, (which consent shall not be unreasonably withheld); and provided further, that the total amount for which Thomas shall be liable under this
Section 6.01-6(b) shall not in any event exceed the aggregate proceeds received by Thomas from the sale of Registrable Securities held by Thomas in such registration.

               (c) Each party entitled to indemnification under this Section 6.01-6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense; and provided further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder, unless such failure resulted in prejudice to the Indemnifying Party; and provided further, that an Indemnified Party (together with all other Indemnified Parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

          6.01-7 Information by Thomas. If Registrable Securities of Thomas are to be included in any registration, Thomas shall promptly furnish to GDSC the information regarding Thomas and the distribution proposed by Thomas that GDSC requests in writing and that is required in connection with any registration referred to herein.


                                   ARTICLE VII

                                 Joint Covenants

     GDSC, Sellers and the Partners covenant and agree that they will act in accordance with the following:

     7.01 Governmental Consents. Promptly following the execution of this Agreement, the parties will proceed to prepare and file with the appropriate governmental authorities any requests for approval or waiver, if any, that are required from governmental authorities in connection with the transactions contemplated hereby, and the parties shall diligently and expeditiously prosecute and cooperate fully in the prosecution of such requests for approval or waiver and all proceedings necessary to secure such approvals and waivers.

     7.02 Best Efforts; No Inconsistent Action. Each party will use its best efforts to effect the transactions contemplated by this Agreement and to fulfill the conditions to the obligations of the other parties set forth in Article 8 or 9 of this Agreement. No party will take any action inconsistent with its obligations under this Agreement or that could hinder or delay the consummation of the transactions contemplated by this Agreement, except that nothing in this
Section 7.02 shall limit the rights of the parties under Articles 8, 9 and 10.


                                  ARTICLE VIII

                        Conditions to Obligations of GDSC

     The obligations of GDSC under Article 1 are, at its option, subject to satisfaction, at or prior to the Closing, of each of the following conditions:

     8.01 Governmental Approvals. All authorizations, consents and approvals of all governmental agencies and authorities required to be obtained in order to permit consummation of the transactions contemplated by this Agreement and the operation of the Dental Practice by the Professional Corporation and the Thomas Professional Corporation shall have been obtained and be satisfactory in form and content to GDSC.

     8.02 Consents. Sellers shall have obtained the third-party consents required under the terms of the Contracts and Leases, and such consents shall not have required any change to the terms and conditions of the Contracts and Leases other than changes consented to in writing by GDSC.

     8.03 Representations, Warranties and Covenants.

          8.03-1 All representations and warranties of Sellers and the Partners made in this Agreement, or in any certificate delivered pursuant hereto, shall in all material respects be true and complete on and as of the Closing Date with the same force and effect as if made on and as of that date.

          8.03-2 All of the terms, covenants and conditions to be complied with and performed by Sellers and the Partners at or prior to the Closing shall in all material respects have been complied with or performed thereby.

          8.03-3 GDSC shall have received a certificate of Sellers and the Partners, dated as of the Closing Date, to the effect that the representations and warranties of Sellers and the Partners contained in this Agreement are in all material respects true and complete on and as of the Closing Date as though made on and as of the Closing Date and that Sellers have in all material respects complied with or performed all terms, covenants and conditions to be complied with or performed by them at or prior to the Closing.

     8.04 Adverse Proceedings. No third-party suit, action or claim or governmental proceeding shall have been instituted or threatened against, and no order, decree or judgment of any court, agency or other governmental authority shall have been rendered against, GDSC, Sellers or any Partner to restrain or prohibit, or obtain damages in respect of, this Agreement or the transactions contemplated by this Agreement.

     8.05 No Adverse Change. There shall not have been any Material Adverse Change.

     8.06 Support Services Agreement. The Professional Corporation and the Thomas Professional Corporation shall have executed and delivered a Support Services Agreement with GDSC in the form attached hereto as Exhibit D.

     8.07 Option Agreement. Thomas, as sole shareholder of the Thomas Professional Corporation, shall have executed and delivered an Option Agreement relating to the stock of the Thomas Professional Corporation in the form attached as Exhibit E. The sole shareholder of the Professional Corporation shall have executed and delivered an Option Agreement relating to the stock of the Professional Corporation in substantially the form attached hereto as Exhibit E.

     8.08 Employment Agreements. Each dentist employed in the Dental Practice shall have executed and delivered an Employment Agreement with the Professional Corporation or the Thomas Professional Corporation in the form attached hereto as Exhibit F and an Addendum to such Employment Agreement in the form attached hereto as Exhibit G.

     8.09 Closing of the Transactions. The transactions contemplated by the following agreements (the "Transactions") shall close simultaneously with the
Closing: Asset Purchase Agreement dated September 21, 1997 by and among GDSC, DPM, the Partners and Clarence Au, D.D.S.; Asset Purchase Agreement dated September 21, 1997 by and among GDSC and Arthur G. Kaiser, D.D.S.; Merger Agreement dated September 21, 1997 by and among GDSC, Gentle Dental Merger Corp., Dedicated Dental Systems, Inc. ("DDS") and the Shareholders of DDS.

     8.10 Fairness Opinion. GDSC shall have received an opinion from an investment banking firm chosen by GDSC that the Transactions, together with the transactions contemplated by this Agreement, are fair to GDSC and its shareholders.

     8.11 Professional Corporation. The Professional Corporation and the Thomas Professional Corporation shall have been duly incorporated and organized, and shall each have obtained a Certificate of Registration and fictitious name permit from the California Board of Dental Examiners.

     8.12 Lease. With respect to the Crosstown Practice Location, DPM and GDSC shall have executed and delivered a lease of the Real Property in a commercially reasonable form, including the following terms: monthly rent of $3,150; initial term of five years; three five-year renewal options with rent increases tied to the consumer price index.

     8.13 Actions Satisfactory to GDSC's Counsel. All actions, proceedings, instruments and documents required to be carried out by this Agreement, or incidental hereto, and all other relevant legal matters shall be reasonably satisfactory to counsel for GDSC.

                                   ARTICLE IX

                      Conditions to Obligations of Sellers

     The obligations of Sellers under Article 1 are, at its option, subject to satisfaction, at or prior to the Closing, of each of the following conditions:

     9.01 Representations, Warranties and Covenants.

          9.01-1 All representations and warranties of GDSC made in this Agreement and in any certificate delivered pursuant hereto shall in all material respects be true and complete on and as of the Closing Date with the same force and effect as if made on and as of that date.

          9.01-2 All of the terms, covenants and conditions to be complied with and performed by GDSC on or prior to the Closing shall in all material respects have been complied with or performed by GDSC.

          9.01-3 Sellers shall have received a Certificate of GDSC, dated as of the Closing Date, executed by the President or other authorized officer of GDSC, to the effect that the representations and warranties of GDSC contained in this Agreement are in all material respects true and complete on and as of the Closing Date as though made on and as of the Closing Date and that GDSC has in all material respects complied with or performed all terms, covenants and conditions to be complied with or performed by it at or prior to the Closing.

     9.02 Adverse Proceedings. No third-party suit, action or claim or governmental proceeding shall have been instituted or threatened against, and no order, decree or judgment of any court, agency or other governmental authority shall have been rendered against, GDSC, Sellers or any Partner to restrain or prohibit this Agreement or the transactions contemplated by this Agreement.

     9.03 Actions Satisfactory to Seller's Counsel. All actions, proceedings, instruments and documents required to be carried out by this Agreement, or incidental hereto, and all other relevant legal matters shall be reasonably satisfactory to counsel for Sellers.


                                    ARTICLE X

                                   Termination

     10.01 Right of Parties to Terminate. This Agreement may be terminated:

          10.01-1 by GDSC, if any of the authorizations, consents, approvals, filings or registrations described in Section 8.01 hereof shall have been denied, not permitted to go into effect or obtained on terms not reasonably satisfactory to GDSC and all reasonable final appeals shall have been exhausted;

          10.01-2 by GDSC, if Sellers or the Partners shall have breached any of their obligations hereunder in a way that has resulted in a Material Adverse Effect and the breach has continued without being cured for more than thirty
(30) days;

          10.01-3 by Sellers, if GDSC shall have breached any of its obligations hereunder in a way that has resulted in a GDSC Material Adverse Effect and the breach has continued without being cured for more than thirty (30) days; or

          10.01-4 by either Sellers or GDSC, by written notice to the other party, if the Closing shall not have occurred on or prior to February 28, 1998; provided, however, that the right to terminate this Agreement under this Section 10.01-4 shall not be available to any party whose failure to fulfill or perform any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date.

     10.02 Effect of Termination. If either GDSC or Sellers decide to terminate this Agreement pursuant to Section 10.01, such party shall promptly give written notice to the other party to this Agreement of such decision.


                                   ARTICLE XI

                            Survival; Indemnification

     11.01 Survival. All representations, warranties, covenants and agreements made in this Agreement or in any schedule, certificate or assignment delivered in accordance with this Agreement (collectively, the "Related Documents") shall survive any investigation by or on behalf of any party, the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and any termination or expiration of this Agreement, except that such representations, warranties, covenants and agreements shall expire and be of no further effect on the last day of the eighteenth (18th) full month following the Closing Date, except as follows:

          11.01-1 any claim of which notice has been given pursuant to Section
11.04 prior to the last day of the eighteenth (18th) full month following the Closing Date shall not expire and shall continue until all damages arising from such claim have been paid in full;

          11.01-2 any claim arising from any breach or inaccuracy of any representation or warranty in Article III, Section 4.02, 4.03 or Section 4.07, from any failure to perform any covenant in Section 5.08 or Section 6.01, or in the case of fraud, shall not expire and shall continue without limitation; and

          11.01-3 any claim arising from any breach or inaccuracy of any representation or warranty in Section 4.22 shall expire on the expiration of all applicable statutes of limitation.

     11.02 Indemnification by Sellers and Partners.

          11.02-1 Notwithstanding any investigation by GDSC, from and after the Closing, Sellers and Partners shall, jointly and severally, indemnify, hold harmless and, to the extent provided in Section 11.04-1, defend GDSC, its subsidiaries, shareholders, affiliates, officers, directors, employees, agents, successors and assigns (collectively, "GDSC's Indemnified Persons") from and against, and reimburse each of GDSC's Indemnified Persons with respect to, any and all losses, damages, liabilities, costs and expenses, including interest from the date of such loss to the time of payment, penalties and reasonable attorneys' fees (collectively, "Damages") incurred by any of GDSC's Indemnified Persons by reason of or arising out of or in connection with:

               (a) any breach or inaccuracy of any representation or warranty of Sellers or any Partner made in this Agreement or any Related Document;

               (b) any failure by Sellers or any Partner to perform any covenant required to be performed by them pursuant to this Agreement or any Related Document; or

               (c) any liability or obligation of Sellers arising out of or in connection with the ownership, use, condition, maintenance or operation of the Dental Practice or the Assets on or prior to the Closing, in either case not expressly assumed by GDSC in accordance with the terms of this Agreement, and specifically including any liability to pay cash to a terminated employee on account of accrued vacation time.

          11.02-2 Any liability of Sellers or Partners under this Section 11.02 or otherwise for the breach or inaccuracy of any representation, warranty, covenant or agreement made in this Agreement may, at the election of the applicable Seller or Partner, be satisfied by delivery of shares of GDSC Common Stock (valued at the fair market value of such shares at the time the liability of Sellers or Partners is determined) to the GDSC Indemnified Person.

     11.03 Indemnification by GDSC.

          11.03-1 Notwithstanding any investigation by Sellers, from and after the Closing, GDSC shall indemnify, hold harmless and, to the extent provided in
Section 11.04-1, defend Sellers, the Professional Corporation, and their respective partners, affiliates, officers, employees, agents, successors and assigns (collectively, "Seller's Indemnified Persons") from and against, and reimburse each of Seller's Indemnified Persons with respect to, any and all Damages incurred by any of Seller's Indemnified Persons by reason of or arising out of or in connection with:

               (a) any breach or inaccuracy of any representation or warranty of GDSC made in this Agreement or any Related Document;

               (b) any failure by GDSC to perform any covenant required to be performed by it pursuant to this Agreement or any Related Document;

               (c) any liability or obligation of Sellers to any third party expressly assumed by GDSC in accordance with the terms of this Agreement; or

               (d) any liability or obligation of GDSC arising out of or in connection with the ownership, use, condition, maintenance or operation of the Dental Practice or the Assets after the Closing.

     11.04 Indemnification Procedure.

          11.04-1 Third Party Claims.

               (a) Each indemnified party shall, with reasonable promptness after obtaining knowledge thereof, provide any indemnifying party against whom a claim for indemnification is to be made under this Article 11 with written notice of all third party actions, suits, proceedings, claims, demands or assessments that may be subject to the indemnification provisions of this
Article 11 (collectively, "Third Party Claims"), including, in reasonable detail, the basis for the claim, the nature of Damages and a good faith estimate of the amount of Damages.

               (b) Each indemnifying party shall have 15 days after its receipt of the claim notice to notify the indemnified party in writing whether the indemnifying party agrees that the claim is subject to this Article 11 and, if so, whether the indemnifying party elects, jointly with any other indemnifying party notified under Section 11.04-1(a), to undertake, conduct and control, through counsel of its or their choosing (subject to the consent of the indemnified party, such consent not to be withheld unreasonably) and at its or their sole risk and expense, the good faith settlement or defense of the Third Party Claim.

               (c) If within 15 days after its receipt of the claim notice an indemnifying party notifies the indemnified party that it elects to undertake the good faith settlement or defense of the Third Party Claim, the indemnified party shall cooperate reasonably with the indemnifying party in connection therewith including, without limitation, by making available to the indemnifying party all relevant information material to the defense of the Third Party Claim. The indemnified party shall be entitled to participate in the settlement or defense of the Third Party Claim through counsel chosen by the indemnified party, at its expense, and to approve any proposed settlement that would impose any obligation or duty on the indemnified party, which approval may, in the sole discretion of the indemnified party, be withheld. So long as an indemnifying party is contesting the Third Party Claim in good faith and with reasonable diligence, the indemnified party shall not pay or settle the Third Party Claim. Notwithstanding the foregoing, the indemnified party shall have the right to pay or settle any Third Party Claim at any time, provided that in such event it waives any right to indemnification therefor by the indemnifying party.

               (d) If an indemnifying party does not provide notice that it elects to undertake the good faith settlement or defense of the Third Party Claim, or if an indemnifying party fails to contest the Third Party Claim or undertake or approve settlement, in good faith and with reasonable diligence, the indemnified party shall thereafter have the right to contest, settle or compromise the Third Party Claim at its exclusive discretion, at the risk and expense of the indemnifying party, and the indemnifying party will thereby waive any claim, defense or argument that the indemnified party's settlement or defense of such Third Party Claim is in any respect inadequate or unreasonable.

               (e) A party's failure to give timely notice will not constitute a defense, in part or in whole, to any claim for indemnification by such party, except if, and only to the extent that, such failure results in any material prejudice to the indemnifying party.

          11.04-2 Non-Third Party Claims.

               (a) Each indemnified party shall, with reasonable promptness, deliver to any indemnifying party against whom a claim for indemnification is to be made under this Article 11 written notice of all claims for indemnification under this Article 11, other than Third Party Claims, including, in reasonable detail, the basis for the claim, the nature of Damages and a good faith estimate of the amount of Damages.

               (b) Each indemnifying party shall have 30 days after its receipt of the claim notice to notify the indemnified party in writing whether the indemnifying party accepts liability for all or any part of the Damages described in the claim notice. If the indemnifying party does not so notify the indemnified party, the indemnifying party shall be deemed to accept liability for all the Damages described in the claim notice.

               (c) A party's failure to give timely notice will not constitute a defense, in part or in whole, to any claim for indemnification by such party, except if, and only to the extent that, such failure results in any material prejudice to the indemnifying party.

     11.05 Limitation on Indemnification Obligations. The indemnification obligations set forth in Sections 11.02 and 11.03 shall not apply unless the total amount of Damages incurred either by GDSC's Indemnified Persons or by Sellers (as the case may be) exceeds $200,000 in the aggregate, as a result of all matters giving rise to rights to indemnification under those Sections. In the event that the amount of Damages exceeds that threshold, GDSC's Indemnified Persons or Sellers (as the case may be) shall be entitled to indemnification for the full amount of all Damages for which indemnification is to be provided under
Section 11.02 or 11.03, except that the indemnification obligations set forth in
Section 11.02 or 11.03 shall not exceed $1,250,000 under either section.

     11.06 Rights Not Exclusive. An indemnified party's rights to indemnification under this Article 11 are in addition to, and not in lieu of, any other rights to which the indemnified party may be entitled at law or in equity.


                                   ARTICLE XII

                         Confidentiality; Press Releases

     12.01 Confidentiality.

          12.01-1 No information concerning Sellers not previously disclosed to the public or in the public domain that has been furnished to or obtained by GDSC under this Agreement or in connection with the transactions contemplated hereby shall be disclosed to any person other than in confidence to employees, legal counsel, financial advisers or independent public accountants of

GDSC or used for any purpose other than as contemplated herein. If the transactions contemplated by this Agreement are not consummated, GDSC shall hold such information in confidence for a period of four years from the date of any termination of this Agreement or such longer period as is required by agreement or law, and all such information that is in writing or embodied on a diskette, tape or other tangible medium shall be promptly returned to Sellers.

          12.01-2 No information concerning GDSC not previously disclosed to the public or in the public domain that has been furnished to or obtained by Sellers or the Partners under this Agreement or in connection with the transactions contemplated hereby shall be disclosed to any person other than in confidence to the employees, legal counsel, financial advisers or independent public accountants of Sellers or the Partners or used for any purpose other than as contemplated herein. If the transactions contemplated by this Agreement are not consummated, Sellers and the Partners shall hold such information in confidence for a period of four years from the date of any termination of this Agreement or such longer period as is required by agreement or law, and all such information that is in writing or embodied on a diskette, tape or other tangible medium shall be promptly returned to GDSC.

          12.01-3 Notwithstanding the foregoing, such obligations of GDSC and of Sellers shall not apply to information

               (a) that is, or becomes, publicly available from a source other than GDSC or Sellers, as the case may be;

               (b) that was known and can be shown to have been known by GDSC at the time of its receipt from Sellers, or by Sellers at the time of its receipt from GDSC, as the case may be;

               (c) that is received by GDSC from a third party without breach of this Agreement by GDSC, or is received by Sellers from a third party without breach of this Agreement by Sellers, as the case may be;

               (d) that is required by law to be disclosed; or

               (e) that is disclosed in accordance with the written consent of GDSC or of Sellers, as the case may be.

     12.02 Press Releases. No press releases or other public announcements concerning the transactions contemplated by this Agreement shall be made by Sellers or Partners without the prior written consent of GDSC; provided, however, that nothing herein shall prevent a party from supplying such information or making statements as required by governmental authority or in order for a party to satisfy its legal obligations (prompt notice of which shall in any such case be given to the other party or parties).

                                  ARTICLE XIII

                                Other Provisions

     13.01 Benefit and Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. No party hereto may voluntarily or involuntarily assign such party's interest under this Agreement without the prior written consent of the other parties.

     13.02 Entire Agreement. This Agreement and the Schedules and Exhibits referred to herein embody the entire agreement and understanding of the parties and supersede any and all prior agreements, arrangements and understandings relating to matters provided for herein.

     13.03 Fees and Expenses. GDSC shall be solely responsible for all costs and expenses incurred by it, and Sellers shall be solely responsible for all costs and expenses incurred by them, in connection with the negotiation, preparation and performance of and compliance with the terms of this Agreement.

     13.04 Amendment, Waiver, etc. The provisions of this Agreement may be amended or waived only by an instrument in writing signed by the party against which enforcement of such amendment or waiver is sought. Any waiver of any term or condition of this Agreement or any breach hereof shall not operate as a waiver of any other such term, condition or breach, and no failure to enforce any provision hereof shall operate as a waiver of such provision or of any other provision hereof.

     13.05 Headings. The headings are for convenience only and will not control or affect the meaning or construction of the provisions of this Agreement.

     13.06 Governing Law. The construction and performance of this Agreement will be governed by the laws of the State of California (except for the choice of law provisions thereof).

     13.07 Notices. Any notice, demand or request required or permitted to be given under the provisions of this Agreement shall be in writing; shall be delivered personally, including by means of telecopy, or mailed by registered or certified mail, postage prepaid and return receipt requested; shall be deemed given on the date of personal delivery or on the date set forth on the return receipt; and shall be delivered or mailed to the addresses or telecopy numbers set forth on the first page of this Agreement or to such other address as any party may from time to time direct, with copies to:

                  In the case of GDSC:

                            Stoel Rives LLP
                            900 SW Fifth Avenue, Suite 2300
                            Portland, OR  97204
                            Telecopy No.:  (503) 220-2480

                            Attention:  Edward L. Epstein

                  In the case of Sellers:

                            Klein & Martin
                            2029 Century Park East
                            Suite 2550
                            Los Angeles, CA  90067
                            Telecopy No.:  (310) 201-0108

                            Attention:  Eric A. Klein

     13.08 Breach; Equitable Relief. The parties acknowledge that the Dental Practice and rights of the parties described in this Agreement are unique and that money damages alone for breach of this Agreement would be inadequate. Any party aggrieved by a breach of the provisions hereof may bring an action at law or suit in equity to obtain redress, including specific performance, injunctive relief or any other available equitable remedy. Time and strict performance are of the essence in this Agreement.

     13.09 Attorneys' Fees. If suit or action is filed by any party to enforce the provisions of this Agreement or otherwise with respect to the subject matter of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees as fixed by the trial court and, if any appeal is taken from the decision of the trial court, reasonable attorneys' fees as fixed by the appellate court. For purposes of this Agreement, the term "prevailing party" shall be deemed to include a party that successfully opposes a petition for review filed with an appellate court.

     13.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.


         GDSC:                       GENTLE DENTAL SERVICE CORPORATION


                                     By: L.T. VAN EERDEN
                                         --------------------------------------
                                     Title: CFO
                                            -----------------------------------


         DPM:                        CALIFORNIA DENTAL PRACTICE
                                     MANAGEMENT COMPANY


                                     By: ARTHUR G. KAISER, DDS
                                         --------------------------------------
                                     Title: PARTNER
                                            -----------------------------------


         The Partners:
                                     ARTHUR G. KAISER
                                     ------------------------------------------
                                     Arthur G. Kaiser, D.D.S.


                                     ROBERT J. NEWMAN
                                     ------------------------------------------
                                     Robert J. Newman


         Thomas:                     MARK THOMAS
                                     ------------------------------------------
                                     Mark Thomas, D.D.S.